UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2012

Superconductor Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

460 Ward Drive, Santa Barbara, CA		93111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 690-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 13, 2012, Superconductor Technologies Inc. (the “Company”), entered into a Placement Agency Agreement (the “Agreement”) with Aegis Capital Corp. (the “Placement Agent”), relating to a registered direct offering (the “Offering”) to accredited investors of up to 6,250,000 shares of its common stock (the “Common Stock”) at an offering price of $0.32 per share. The gross proceeds in the offering were $2 million and the net proceeds were approximately $1.8 million (after deducting Placement Agent fees and certain reimbursements payable by us).

The closing of the Offering occurred on December 18, 2012. The Placement Agent received a fee of 7.0% of the gross proceeds of the Offering, plus a non-accountable expense allowance equal to 1.0% of the gross proceeds of the Offering. As additional compensation to the Placement Agent, the Company issued warrants to purchase 187,500 shares of our common stock at an exercise price per share equal to $0.40, equal to 125% of the offering price (the “Compensation Warrants”). The Compensation Warrants will not be exercisable until the one year anniversary of the Offering and will expire on the four year anniversary of the Offering. The Agreement requires us to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Placement Agent may be required to make because of such liabilities.

The Offering was conducted pursuant to the Company’s registration statement on Form S-3 (File No. 333-172190), which became effective on April 13, 2011, and a related prospectus supplement filed in connection with the Offering.

The foregoing summaries of the Agreement and Compensation Warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1 and 4.1, respectively, which are incorporated herein by reference. A copy of the opinion of Manatt, Phelps & Phillips, LLP relating to the legality of the issuance of the shares of Common Stock is attached hereto as Exhibit 5.1. The representations and warranties contained in the Agreement are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public generally to obtain factual information about us.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s other reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Reports filed in 2012. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this report. Except as required by law, the Company undertakes no obligation to update any forward-looking or other statements in this report, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1	Placement Agency Agreement, dated as of December 13, 2012

4.1	Form of Compensation Warrant

5.1	Opinion of Manatt, Phelps & Phillips, LLP

23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superconductor Technologies Inc.
Dated: December 19, 2012	By:	/s/ WILLIAM J. BUCHANAN
William J. Buchanan
Vice President and Chief Financial Officer